Exhibit 99.1

Vonage Chairman and Chief Strategist to Speak at the Citi 18th Annual Global Entertainment, Media & Telecommunications Conference

HOLMDEL, N.J., January 9, 2008 - As previously announced on January 7, 2008, Jeffrey A. Citron, Chairman and Chief Strategist of Vonage Holdings Corp. (NYSE : VG) will participate in the Citi 18th Annual Global Entertainment, Media & Telecommunications Conference being held today. At the conference, Mr. Citron will announce the following preliminary unaudited financial and operating information about Vonage’s recently completed quarter and year ended December 31, 2007:

•	Vonage’s 2007 revenue will be more than $800 million

•	Fourth quarter 2007 churn will show no meaningful change over the 3.0% reported the prior quarter

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Excluding payments made in connection with the settlement of intellectual property litigation which Vonage believes is not indicative of its core operating results for the quarter, Vonage expects to generate positive operating cash for the quarter ended December 31, 2007[1]

•	Vonage’s cash position at December 31, 2007 was $190 million, which includes $40 million in restricted cash

In addition, Mr. Citron will provide the following expectation for the Company:

•	Vonage expects to generate positive adjusted income for 2008

Safe Harbor Statement

This press release contains statements regarding the Company's preliminary financial results and expectations for 2008. In addition, statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to, our damaging and disruptive intellectual property and other litigation; our customer churn; our history of net operating losses and our need for cash to

[1]	Including the payments made in connection with the settlement of the intellectual property litigation, operating cash for the fourth quarter is expected to be negative.

finance our growth; the competition we face; our dependence on our customers' existing broadband connections; differences between our service and traditional phone services, including our 911 service; uncertainties relating to regulation of VoIP services; system disruptions or flaws in our technology; the risk that VoIP does not gain broader acceptance; and other factors that are set forth in the "Risk Factors" section, the "Legal Proceedings" section, the "Management's Discussion and Analysis of Results of Operations and Financial Condition" section and other sections of Vonage's Annual Report on Form 10-K for the year ended December 31, 2006, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, and therefore, you should not rely on these forward- looking statements as representing our views as of any date subsequent to today.

About Vonage

Vonage (NYSE: VG) is a leading provider of broadband telephone services with over 2.5 million subscriber lines. Our award-winning technology enables anyone to make and receive phone calls with a touch tone telephone almost anywhere a broadband Internet connection is available. We offer feature-rich and cost-effective communication services that offer users an experience similar to traditional telephone services.

Our Residential Premium Unlimited and Small Business Unlimited calling plans offer consumers unlimited local and long distance calling, and popular features like call waiting, call forwarding and voicemail — for one low, flat monthly rate. Vonage's service is sold on the web and through national retailers including Best Buy, Circuit City, Wal-Mart Stores Inc. and Target and is available to customers in the U.S., Canada and the United Kingdom. For more information about Vonage's products and services, please visit http://www.vonage.com.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage(R) is a registered trademark of Vonage Marketing Inc., a subsidiary of Vonage Holdings Corp.

Vonage Investor Contacts:	Vonage Media Contact:

Keith Lesser 732.444.2311 keith.lesser@vonage.com	Meghan Shaw 732.528.2677 meghan.shaw@vonage.com

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